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DOUGLAS M. STEENLAND
Senior Vice President
General Counsel and Secretary

Northwest Airlines, Inc.         612 727-6500
Department A1180                 612 726-7123 Fax
5101 Northwest Drive
St. Paul MN 55111-3034

October 10, 1997




Mr. Michael E. Levine
2675 E. Lake of the Isles Parkway
Minneapolis, MN 55408

Dear Mr. Levine:

Pursuant to a letter agreement dated September 1, 1996, you presently are a participant in Northwest Airlines, Inc.'s Supplemental Executive Retirement Program (the "SERP"). As provided for in Section 4.3 of the SERP, this letter shall constitute an agreement requiring the SERP to recognize additional years of benefit service with respect to your SERP benefit and shall be given effect under the SERP as if fully set forth therein. We hereby agree as follows:

     1. The following rules shall apply to the determination of the benefit payable to or with respect to you from the SERP.

          a. On June 26, 1998, you shall be entitled to two (2) additional years of Benefit Service in addition to the years which you are entitled to under Section 4.1.1(a) and section 4.2.1(a) of the SERP, provided that you remain an employee of the Company from the date hereof to June 26, 1998.

          b. On June 26, 1999, you shall be entitled to two (2) additional years of Benefit Service in addition to the years which you are entitled to under Section 4.1.1(a) and section 4.2.1(a) of the SERP, provided that you remain an employee of the Company from the date hereof to June 26, 1999.

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Mr. Michael E. Levine
October 10, 1997
Page 2


          c. On June 26, 2000, you shall be entitled to two (2) additional years of Benefit Service in addition to the years which you are entitled to under Section 4.1.1(a) and section 4.2.1(a) of the SERP, provided that you remain an employee of the Company from the date hereof to June 26, 2000.

          d. On June 26, 2001, you shall be entitled to two (2) additional years of Benefit Service in addition to the years which you are entitled to under Section 4.1.1(a) and section 4.2.1(a) of the SERP, provided that you remain an employee of the Company from the date hereof to June 26, 2001.

          e. On June 26, 2002, you shall be entitled to two (2) additional years of Benefit Service in addition to the years which you are entitled to under Section 4.1.1(a) and section 4.2.1(a) of the SERP, provided that you remain an employee of the Company from the date hereof to June 26, 2002.

     If this letter accurately reflects your agreement with the Company, please sign where indicated.

     Sincerely yours,


     /s/ Douglas M. Steenland                         /s/ Christopher E. Clouser
     --------------------------                       --------------------------
     Douglas M. Steenland                             Christopher E. Clouser

     Accepted and Agreed:

     /s/ Michael E. Levine
     --------------------------
     Michael E. Levine